UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

CLEVELAND BIOLABS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-32954	20-0077155
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 High Street

Buffalo, New York 14203

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (716) 849-6810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Cleveland Biolabs, Inc. (the “Company”) held on June 11, 2014 (the “2014 Annual Meeting”) in Buffalo, New York, David C. Hohn and Paul E. DiCorleto retired from the board of directors, following the expiration of their current terms.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The results of matters submitted to a stockholder vote at the 2014 Annual Meeting are as follows:

Proposal 1: Election of Directors. Nine nominees were elected to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified with the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes
James J. Antal	9,554,576	4,738,966	23,814,958
Julia R. Brown	11,005,781	3,287,761	23,814,958
Andrei Gudkov	12,440,974	1,852,568	23,814,958
Daniel F. Hoth	11,811,569	2,481,973	23,814,958
Yakov Kogan	11,344,339	2,949,203	23,814,958
Richard S. McGowan	10,367,608	3,925,934	23,814,958
Anthony J. Principi	11,419,779	2,873,763	23,814,958
Alexander Polinsky	11,810,608	2,482,934	23,814,958
Randy S. Saluck	10,277,518	4,016,024	23,814,958

Proposal 2: Ratification of Meaden & Moore, Ltd. as the independent registered public accounting firm for the fiscal year ended December 31, 2014. The selection of Meaden & Moore, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014 was ratified with the votes set forth below:

For	Against	Abstain
37,640,139	416,941	51,420

Proposal 3: Advisory vote to approve compensation of the named executive officers. The resolution relating to the non-binding stockholder advisory vote to approve the compensation of the Company’s named executive officers, as described in the Proxy Statement, was approved with the votes set forth below:

For	Against	Abstain	Broker Non-Votes
8,994,549	4,951,661	347,332	23,814,958

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2014	CLEVELAND BIOLABS, INC.

	By:	/s/ Yakov Kogan
Yakov Kogan
Chief Executive Officer